                                                                      Exhibit 21

                        FEDERATED DEPARTMENT STORES, INC.
                          SUBSIDIARY LIST AS OF 4/3/02

                       CORPORATE NAME                           STATE OF                 TRADENAME(S)
                                                             INCORPORATION
------------------------------------------------------------------------------------------------------------
22 East Advertising Agency, Inc.                               Florida
22 East Realty Corporation                                     Florida
Advertex Communications, Inc.                                  Delaware
Allied Stores General Real Estate Company                      Delaware
Andy's Garage Sale, Inc.                                       Minnesota
Arizona Mail Order, Inc.                                       Delaware
Astoria Realty, Inc.                                           Delaware
Axsys National Bank, N.A.                                      N/A
Bedford Fair Apparel, Inc.                                     Delaware
BFC Real Estate Company                                        Delaware
Bloomingdale's Atlantic City, Inc.                             Delaware
Bloomingdale's By Mail Ltd.                                    New York               Bloomingdale's By Mail
Bloomingdale's, Inc.                                           Ohio                   Bloomingdale's
Bloomingdales.com, Inc.                                        New York               bloomingdale's.com
Broadway Receivables, Inc.                                     Delaware
Broadway Stores, Inc.                                          Delaware
Burdines, Inc.                                                 Ohio                   Burdines
Carter Hawley Hale Properties, Inc.                            California
Cowie & Company, Limited                                       New York
Customer Communications Center, Inc.                           Minnesota
Distribution Specialists, Inc.                                 Minnesota
FACS Group, Inc.                                               Ohio                   FACS
FACS Insurance Agency, Inc.                                    Illinois
FACS Insurance Agency, Inc.                                    Texas
Family Farm Gifts, Inc.                                        Wisconsin
FDS Bank                                                       N/A
FDS Thrift Holding Co., Inc.                                   Ohio
Federated Brands, Inc.                                         Delaware
Federated Claims Administration, Inc.                          Ohio
Federated Claims Services Group, Inc.                          Delaware
Federated Corporate Services, Inc.                             Delaware               Federated Logistics and
                                                                                      Operations (FLO)
Federated Department Stores Foundation                         Ohio
Federated Department Stores Insurance Company, Ltd.            Bermuda
(99.99%  ownership)
Federated Department Stores, Inc.                              Delaware               Federated Merchandising
                                                                                      Group (FMG)
Federated Direct, Inc.                                         Delaware
Federated Gift Card Company                                    Ohio
Federated Noteholding Corporation                              Delaware
Federated Noteholding Corporation II                           Delaware



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
                       CORPORATE NAME                           STATE OF                 TRADENAME(S)
                                                             INCORPORATION
------------------------------------------------------------------------------------------------------------
Federated Retail Holdings, Inc.                                Delaware
Federated Specialty Stores, Inc.                               Ohio
Federated Stores Realty, Inc.                                  Delaware
Federated Systems Group, Inc.                                  Delaware
Federated Western Properties, Inc.                             Ohio
Figi's Gifts, Inc.                                             Wisconsin
Figi's Mail Order Gifts, Inc.                                  Wisconsin
Figi's Inc.                                                    Wisconsin
Fingerhut (UK) Limited                                         United Kingdom
Fingerhut Business Services, Inc.                              Minnesota
Fingerhut Companies, Inc.                                      Minnesota
Fingerhut Corporate Services, Inc.                             Minnesota
Fingerhut Corporation                                          Minnesota
Fingerhut Insurance and Membership Services, Inc.              Minnesota
Fingerhut Marketing Services, Inc.                             Minnesota
Fingerhut Receivables, Inc.                                    Delaware
Fingerhut Systems Services, Inc.                               Minnesota
Finite Limited                                                 Hong Kong
FSG Leasing Corp.                                              Delaware
I. Magnin, Inc.                                                Delaware
Infochoice USA, Inc.                                           Minnesota
iTrust Insurance Agency, Inc.                                  Arizona
Jordan Marsh Insurance Agency, Inc.                            Massachusetts
Jordan Servicenter, Inc.                                       Delaware
Liberty House, Inc.                                            Pennsylvania
LM&B Catalog, Inc.                                             Delaware
Macy Financial, Inc.                                           Delaware
Macy's Department Stores, Inc.                                 Ohio
Macy's East, Inc.                                              Ohio                   Macy*s
Macy's Hamilton By Appointment, Inc.                           Delaware
Macy's Holdings, Inc.                                          Nevada
Macy's Puerto Rico, Inc.                                       Puerto Rico            Macy*s
Macy's Texas I Limited Partnership                             Texas
Macy's Texas, Inc.                                             Delaware               Macy*s
Macy's West, Inc.                                              Ohio                   Macy*s
Macys.com, Inc.                                                New York               macy*s.com
Minnesota Telemarketing, Inc.                                  Minnesota
MOA Rest, Inc.                                                 Minnesota
PC Flowers & Gifts.com, LLC                                    Delaware
PCF&G Acquisition Corp.                                        Delaware
Popular Club Plan, Inc.                                        New Jersey
Prime II Receivables Corporation                               Delaware

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

                       CORPORATE NAME                           STATE OF                 TRADENAME(S)
                                                             INCORPORATION
------------------------------------------------------------------------------------------------------------
Prime Receivables Corporation                                  Delaware
R. H. Macy (France) S.A.R.L.                                   France
R. H. Macy Holdings (HK), Ltd.                                 Delaware
R. H. Macy Warehouse (HK), Ltd.                                Delaware
Rich's Department Stores, Inc.                                 Ohio                   Goldsmith's
                                                                                      Lazarus
                                                                                      Rich's
Sabugo, Limited                                                Hong Kong
Seven Hills Funding Corporation                                Delaware
Seven West Seventh, Inc.                                       Delaware
Stern's Department Stores, Inc.                                Ohio                   Stern's
Tennessee Distribution, Inc.                                   Minnesota
Tennessee Telemarketing, Inc.                                  Minnesota
The Bon, Inc.                                                  Ohio                   The Bon
                                                                                      The Bon Marche
USA Direct/Guthy-Renker, Inc. (50% ownership)                  Minnesota
WC Liquidation Corp.                                           Minnesota
Western Distribution, Inc.                                     Minnesota
Wise Chat Limited                                              Hong Kong
York-JMC, Inc.                                                 Delaware


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